AMENDMENT TO TERMS OF INTELLECTUAL PROPERTY

ASSIGNMENT AND SALE AGREEMENT

DATED EFFECTIVE AS OF JANUARY 25, 2002

Recitals

A. Healthbridge, Inc. a Texas corporation ("Purchaser") and B.I.M.E. GmbH., a German corporation, Hutter Wimbock Umwelttech GmbH, Herman Esser and Eduard Kneifel ("Sellers") are parties to that certain Intellectual Property Assignment and Sale Agreement dated effective as of January 25, 2002 in connection with Purchaser's acquisition of certain intellectual property from Sellers (the "Agreement").

B. Pursuant to Section 1.2 of the Agreement Purchasers are to make a final delivery of the euro denominated equivalent of 120,000 deutsche marks and 225,000 shares of Purchaser's common stock on or before March 31, 2002 (the "Final Payment").

C. Pursuant to Section 8.4 of the Agreement, the parties may agree to a binding amendment to its terms and conditions if the Purchaser and Sellers execute such amendment.

D. In order to accommodate certain issues pertaining to the transaction, the parties desire to amend the Agreement by extending the period in which the Purchaser must deliver the Final Payment from March 31, 2002 to a date no later than April 25, 2002.

Agreement

In consideration of the foregoing recitals and other valuable consideration, the parties hereby agree to amend the Agreement pursuant to Section 8.4 thereof, by extending the period in which the Purchaser must deliver the Final Payment, from March 31, 2002 to a date no later than April 25, 2002.

The Agreement is hereby amended and modified for all purposes necessary to effect this change as of March 28, 2002.

HEALTHBRIDGE, INC.	B.I.M.E. GMBH

BY: /s/ Nora Coccaro	BY: /s/ Herman Eser
Nora Coccaro, President	Hermann Eser, Geschaftsfuhrer

Eduard Kneifel

/s/ Eduard Kneifel

Hermann Eser

/s/ Herman Eser

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